                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                           (AS OF DECEMBER 31, 2002)

         Account A and Account C have no subsidiaries. The following sets forth the name and jurisdiction of incorporation of the subsidiaries of The Northwestern Mutual Life Insurance Company.

NAME OF SUBSIDIARY                                  JURISDICTION OF INCORPORATION
------------------                                  -----------------------------

Alexandra International Sales, Inc.                 U.S. Virgin Islands
Amber, Inc.                                         Delaware
Baird Financial Corporation                         Wisconsin
Baird Holding Company                               Wisconsin
Baraboo, Inc.                                       Delaware
Bayridge, Inc.                                      Delaware
Bradford, Inc.                                      Delaware
Brendan International Sales, Inc.                   U.S. Virgin Islands
Brian International Sales, Inc.                     U.S. Virgin Islands
Burgundy, Inc.                                      Delaware
Carlisle Ventures, Inc.                             Delaware
Cass Corporation                                    Delaware
Chateau, Inc.                                       Delaware
Coral, Inc.                                         Delaware
Diversey, Inc.                                      Delaware
Elderwood International Sales, Inc.                 U.S. Virgin Islands
Elizabeth International Sales, Inc.                 U.S. Virgin Islands
Elizabeth Lakes Associates                          Michigan
Frank Russell Company                               Washington
Frank Russell Investment Management Company         Washington
Green Room Properties, LLC                          Delaware
Hazel, Inc.                                         Delaware
Higgins, Inc.                                       Delaware
Highbrook International Sales, Inc.                 U.S. Virgin Islands
Hobby, Inc.                                         Delaware
INV Corp.                                           Delaware
Jack International Sales, Inc.                      U.S. Virgin Islands
Justin International FSC, Inc.                      U.S. Virgin Islands
JYD, LLC                                            Delaware
KerryAnne International Sales, Inc.                 U.S. Virgin Islands
Klode, Inc.                                         Delaware
Kristiana International Sales, Inc.                 U.S. Virgin Islands
Lake Bluff, Inc.                                    Delaware
Larkin, Inc.                                        Delaware
Logan, Inc.                                         Delaware
Lydell, Inc.                                        Delaware
Mallon International Sales, Inc.                    U.S. Virgin Islands
Maroon, Inc.                                        Delaware
Mason & Marshall, Inc.                              Delaware
Mason Street Advisors, LLC                          Delaware
Mason Street Funds, Inc.                            Maryland
Mitchell, Inc.                                      Delaware
NMIS Alabama Agency, LLC                            Alabama
NMIS Massachusetts Insurance Agency, LLC            Massachusetts
NMIS Georgia Agency, LLC                            Georgia
NML Buffalo Agency, Inc.                            New York
NML-CBO, LLC                                        Delaware
NML Development Corporation                         Delaware


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
NAME OF SUBSIDIARY                                  JURISDICTION OF INCORPORATION
------------------                                  -----------------------------

NML/Mid-Atlantic, Inc.                              New Jersey
NML Real Estate Holdings, LLC                       Wisconsin
NML Securities Holdings, LLC                        Wisconsin
NML/Tallahassee, Inc.                               Florida
NW Pipeline, Inc.                                   Texas
Network Planning Advisors, LLC                      Wisconsin
New Arcade, LLC                                     Wisconsin
New Arcade Parking, LLC                             Wisconsin
Nicolet, Inc.                                       Delaware
North Van Buren, Inc.                               Delaware
Northwestern Foreign Holdings B.V.                  Netherlands
Northwestern International Holdings, Inc.           Delaware
Northwestern Investment Management Company, LLC     Delaware
Northwestern Long Term Care Insurance Company       Illinois
Northwestern Mutual Investment Services, LLC        Wisconsin
Northwestern Mutual Las Vegas, Inc.                 Nevada
Northwestern Mutual Life International, Inc.        Delaware
Northwestern Mutual Series Fund, Inc.               Maryland
Northwestern Mutual Trust Company                   Federal Savings Bank
                                                        (subject to jurisdiction of the
                                                        Office of Thrift Supervision)
Northwestern Real Estate Partnership Holdings, LLC  Delaware
Northwestern Reinsurance Holdings N.V.              Netherlands
Northwestern Securities Holdings, LLC               Delaware
Northwestern Securities Partnership Holdings, LLC   Delaware
Olive, Inc.                                         Delaware
PBClub, Inc.                                        Delaware
Painted Rock Development Corporation                Arizona
Park Forest Northeast, Inc.                         Delaware
Pembrook, Inc.                                      Delaware
RE Corporation                                      Delaware
Regina International Sales, Inc.                    U.S. Virgin Islands
Robert W. Baird & Co. Incorporated                  Wisconsin
Rocket Sports, Inc.                                 Texas
Russet, Inc.                                        Delaware
Ryan, Inc.                                          Delaware
Saskatoon Centre, Limited                           Ontario, Canada
Sean International Sales, Inc.                      U.S. Virgin Islands
Solar Resources, Inc.                               Wisconsin
St. James Apartments, LLC                           Delaware
Stadium and Arena Management, Inc.                  Delaware
Summerhill Management, LLC                          Delaware
Summerhill Property, LLC                            Delaware
Summit Mall, LLC                                    Delaware
The Grand Avenue Corporation                        Wisconsin
Travers International Sales, Inc.                   U.S. Virgin Islands
Tupelo, Inc.                                        Delaware
White Oaks, Inc.                                    Delaware

         Certain non-insurance subsidiaries are omitted on the basis that, considered in the aggregate, they did not constitute a significant subsidiary as defined by Regulation S-X at December 31, 2002.

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